Exhibit 99.2

Indoor Harvest Corp Announces Results of Operations and Updates Guidance

Houston, Texas, March 31, 2015 — Indoor Harvest, Corp (OTC:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce year end results for the period ending December 31, 2014 and provides updated guidance. The Company intends to file its complete annual report on Form 10-K on March, 31, 2015. This report and other information filed by us with the SEC are available at the web site maintained by the SEC at http://www.sec.gov.

Below is a summary of our financial position as of December 31, 2013 and 2014:

	2014	2013
Total Assets	$664,806	$160,023
Liabilities	$21,245	$6,181
Shares outstanding	9,252,388	6,505,381
Accumulated deficit	$(655,079)	$(211,797)
Stockholders' equity	$643,561	$153,842
Loss Per Share	$(0.05)	$(0.03)

We have 9,957,238 shares of common stock outstanding as of March 31, 2015.

Operational Highlights

•	In September 2014 we completed and installed a new modular aeroponic and hydroponic research platform for MITCityFarm to replace the original system supplied under our Material Transfer Agreement with the Massachusetts Institute of Technology.

•	On November 20, 2014 our application for patent US-2014-0338261-A1, a "Modular aeroponic system and related methods." was published and is currently patent pending.

•	On December 18, 2014 we entered into a Cannabis Production Pilot Agreement with Tweed Marijuana Inc., a TSX Venture Exchange listed company and its wholly-owned subsidiaries Tweed Inc. and Tweed Farms Inc. (formerly Prime1 Construction Services Corp.) which are licensed producers of medical cannabis in Canada.

•	We completed development of a Vertical Farm Framing System for use with both our aeroponic designs and third party hydroponic systems.

•	We expanded our Board of Directors with the addition of two new members

Results of Operations

We are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this report. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015.

For the fiscal year ended December 31, 2014 and December 31, 2013, we incurred $443,540 and $186,913, respectively, in operating expenses. The increase in our operating expenses are due to increases in costs related to research and development, additional payroll costs, building lease, and professional expenses related to the filing of our registration statement and costs associated with becoming a publicly traded Company.

Our expenses related to research and development for the fiscal year ended December 31, 2014 and December 31, 2013 were $36,080 and $12,823, respectively. The increase in research and development expenses was due to increased costs supporting our collaboration with MITCityFarm as well as continued product development.

As of December 31, 2014 we had total liabilities of $21,245, while at December 31, 2013, we had total liabilities of $6,181. The increase was the result of accrued payroll expenses from hiring new employees, accounts payable and accrued expenses and deferred rent on our building lease.

Guidance

We anticipate taking the following steps to implement our business plan in the next 12 months. Our capital requirements for implementation of these steps are estimated at $350,000 as set forth in the table below. During the next 12 months, we anticipate engaging in the following operational activities, although we may vary our plans depending upon operational conditions and available funding:

Event	Actions	Estimated Time	Estimated Cost
Build a Demonstration BIA Farm	Build a BIA indoor demonstration farm within our existing leased facility in order to showcase our fixtures and to conduct further research and development.	Q2 2015 - Q4 2015	$150,000
Develop Automated Controls	Develop automated controls, both hardware and software for use with our aeroponic systems	Q2 2015 - Q4 2015	$100,000
Develop Retail Aeroponic System	Develop a retail version of our commercial aeroponic system and controls for use by the home hobbyist	Q2 2015- Q4 2015	$100,000

As of March 31, 2015, we had approximately $442,998 in our bank account and had a credit line of $5,000 of which $5,000 was available for use.

The total estimated costs of our short-term operational plans for the next 12 months is $294,144 to maintain minimal operational activities during the next 12 months, plus an estimated $75,000 in maintaining public company reporting requirements, as set forth below. In order to fully implement our Plan of Operations for the next 12 months, we will need an additional $350,000. If we are unable to raise additional funds through private placements, registered offerings, debt financing or other sources we may need to postpone the development of our business plan. Without additional funding, we may only be partially successful or completely unsuccessful in implementing our business plan.  This does not include the additional funding if, and when, we sign a definitive agreement based upon our LOI with the City of Pasadena Texas for the development of a vertical farming facility and education center, as described below.

Management has no written or oral agreement to advance additional funds. If we do not secure additional funds either from operational cash flow when we begin to sell our products and services or additional debt or equity financing, the implementation of our planned future business development activities will be delayed. We currently expect to be in a position to begin selling some of our products and offering design build services in the second quarter of 2015, although there is no assurance we will not encounter unexpected delays. We anticipate that our current cash on hand plus cash flow we expect to start generating during the next 12 months will enable us to maintain minimum operations and working capital requirements for at least the next twelve months.

Our estimated day-to-day operational costs, exclusive of those costs in our Plan of Operations for the next 12 months, as set forth above, are estimated to be approximately $294,144 to maintain minimal operational activities during the next 12 months. Our minimal annual operating expenses include our previously executed employment agreement with our CEO and sole founder for a salary of $70,000 annually, non-management salaries of $150,144, our lease agreement for our 10,000 sq. ft. facility of $50,400 per year, our estimated annual utility expenses of $10,800 and $12,800 in miscellaneous operating expenses.  In addition, we will have $75,000 in costs related to maintaining our publicly traded status over the next 12 months. However, as stated above, in order to implement our Plan of Operations for the next 12 months we will need to secure an additional $350,000 in funds. If we are unable to secure the necessary additional funds, we will not be able to undertake some or all of our planned business development activities. Accordingly, we anticipate, based upon the assumption of $369,144 in our minimal day-to-day operational and public company reporting costs during the next 12 months as set forth above, a minimum average monthly burn rate of no more than $30,762 during the next 12 months, which will be paid from our existing funds, plus cash flow we expect to start generating during the next 12 months.

Based upon the assumption of our monthly burn rate exclusive of those costs in our Plan of Operations for the next 12 months as set forth above, the Company currently has sufficient funds to meet our current estimated day-to-day operations, plus SEC filing costs, as well as commence some, but not all of our planned activities as set forth in the table above.

Recent Events

We have been notified by OTCMarket's that pending the filing of our Form 10-K, we have been approved for quotation on the OTCQB.

On March 30, 2015, the Company signed a LOI with the City of Pasadena Texas regarding the development of a vertical farming complex, to include a for-profit commercial operation and a non-profit educational facility. As currently envisioned, the for-profit portion would include a state-of-the-art indoor vertical farm serving local customers with gourmet leafy greens, herbs and micro-greens. The non-profit side would integrate an academic program that would use the vertical farm as a lab for practical studies and some component (to be negotiated) of low-cost or at-cost produce made available to community organizations to be balanced by tax offsets through non-profit status.  As of the date of this Report, we do not yet have a binding agreement concerning this Project.

Indoor Harvest's CEO and founder Chad Sykes commented, "2014 was an exciting year for the Company. We wrapped up development on some great products, continued building our relationship with MITCityFarm, landed a pilot with Tweed and began building a strong industry presence for our brand. We expect our momentum to continue to build in 2015 as we begin to receive feedback from our R&D with Tweed, the launch of product sales, design build services and, if and when a final agreement is reached, a vertical farming project with the City of Pasadena. Feedback from the announcement of our vertical farm framing system has been quite positive with anticipated sales to begin in late April, early May. I feel we are positioned well for the upcoming growth in the indoor farming space."

The Company will be attending the Indoor Ag-Con March 31 through April 1, 2015 showcasing its new vertical farm framing platform. On March 25, 2015, the organizers of Indoor Ag-Con announced the pending release of a White Paper, charting the rapid growth of what, based upon the assumptions in the pending release, is a $9 Billion potential indoor agriculture industry. The release stated, "The indoor agriculture sector is large, but has met a fraction of its potential; the US indoor agriculture addressable market size is $9 billion, or 17 times the current market size and more than 4 times the size of the medical marijuana market." For more information about Indoor Ag-Con and the upcoming White Paper please visit the following link:

http://www.prweb.com/releases/2015/03/prweb12607818.htm

Recent Company Press Releases

"Indoor Harvest, Corp. to Introduce Low Cost Vertical Farming Platform at Indoor Ag-Con"

http://www.prnewswire.com/news-releases/indoor-harvest-corp-to-introduce-low-cost-vertical-farming-platform-at-indoor-ag-con-300054288.html

"Indoor Harvest Corp Begins Trading on the OTC, Provides Corporate Update"

http://www.prnewswire.com/news-releases/indoor-harvest-corp-begins-trading-on-the-otc-provides-corporate-update-300043466.html

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest, Corp., through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest.

There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Indoor Harvest, Corp.
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com

INDOOR HARVEST CORP
BALANCE SHEETS
December 31, 2014 and 2013
	2014	2013
ASSETS
Current assets:
Cash	$411,669	$122,017
Total current assets	411,669	122,017
Furniture and equipment, net	170,454	36,006
Security deposit	12,600	-
Other assets	68,083	-
Intangible asset	2,000	2,000
Total assets	$664,806	$160,023

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,185	$-
Accrued payroll	5,034	-
Accrued payroll – related party	-	6,181
Deferred rent	9,026	-
Total liabilities	21,245	6,181

Stockholders' equity:
Common stock: $0.001 par value, 50,000,000 shares authorized;
9,252,388 and 6,505,381 shares issued and outstanding
at December 31, 2014 and 2013, respectively	9,251	6,505
Additional paid-in capital	1,299,389	359,134
Less: Stock subscription receivable	(10,000)	-
Accumulated deficit	(655,079)	(211,797
Total Stockholders' equity	643,561	153,842
Total liabilities and stockholders' equity	$664,806	$160,023

INDOOR HARVEST CORP
STATEMENTS OF OPERATIONS
December 31, 2014 and 2013
	2014	2013
Operating expenses
Depreciation expense	$16,715	$6,115
Research and development	36,080	12,823
Professional fees	148,791	123,207
General and administrative	241,955	44,807
Loss from operations	(443,541)	(186,951
Other income	259	38
Net loss	$(443,282)	$(186,913)

Net loss per common share:
Net loss per share, basic and diluted	$(0.05)	$(0.03)

Weighted average number
of common shares outstanding:
Basic and diluted	8,235,457	5,705,614

INDOOR HARVEST CORP
STATEMENTS OF SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2014 and 2013
			Additional			Total
	Common Stock, $0.001 Par		Paid-in	Accumulated	Subscription	Sahreholders'
	Shares	Amount	Capital	Deficit	Receivable	Equity
Balances, December 31, 2012	4,624,000	$4,624	$42,025	$(24,884)	$-	$21,765
Issuance of common stock
For cash	1,551,173	1,551	235,487	-	-	237,038
For services - related party	330,208	330	82,222	-	-	82,552
Direct offering costs	-	-	(600)	-	-	(600)
Net Loss				(186,913)		(186,913)

Balances, December 31, 2013	6,505,381	6,505	359,134	(211,797)	-	153,842
Issuance of common stock
For cash	2,474,000	2,474	872,276	-	(10,000)	864,750
For services	273,007	272	67,979	-	-	68,251
Net Loss	-	-	-	(443,282)	-	(443,282)

Balances, December 31, 2014	9,252,388	$9,251	$1,299,389	$(655,079)	$(10,000)	$643,561

INDOOR HARVEST CORP
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net loss	$(443,282)	$(186,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	16,715	6,115
Stock issued for services - related party	-	82,552
Stock issued for services	68,251
Changes in operating assets and liabilities:
Other assets	(68,083)
Accounts payable and accrued expenses	15,064	6,181
Net cash used in operating activities	(411,335)	(92,065)

Cash flows from investing activities:
Cash paid for security deposit	(12,600)	-
Purchase of equipment	(151,163)	(22,356)
Net cash used in investing activities	(163,763)	(22,356)

Cash flows from financing activities:
Direct offering costs paid	-	(600)
Cash received for stock subscription receivable	(10,000)	-
Issuance of common stock for cash	874,750	237,038
Net cash provided by financing activities	864,750	236,438

Increase cash and cash equivalents	289,652	122,017
Cash and cash equivalents at beginning of period	122,017	-
Cash and cash equivalents at end of period	$411,669	$122,017